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                                                                     EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT


                     LIST OF TELTREND INC.'S SUBSIDIARIES




                                               JURISDICTION OF
ENTITY                                         INCORPORATION                         SUBSIDIARY DOES BUSINESS AS
------                                         --------------                        ---------------------------

Teltrend 3net, Inc.                            Delaware                              Teltrend 3net, Inc.

Teltrend Limited                               England and Wales                     Teltrend Limited

Teltrend (NZ) Limited                          New Zealand                           Teltrend (NZ) Limited

Teltrend (Australia) Pty. Limited              Australia                             Teltrend (Australia) Pty. Limited

Securicor 3Net (Beijing)                       People's Republic                     Securicor 3Net (Beijing)
Networking Co. Limited (Name to                of China                              Networking Co. Limited (Name to
be changed to "Teltrend (Beijing)                                                    be changed to "Teltrend (Beijing)
Networking Company")                                                                 Networking Company")